EXHIBIT 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 (312) 782 0600 F: +1 (312) 701 7711 mayerbrown.com
February 10, 2023

Fifth Third Holdings Funding, LLC

6111 N. River Rd.

Rosemont, Illinois 60018

Re:	Fifth Third Holdings Funding, LLC

Registration Statement on Form SF-3 (No. 333-267774)

Ladies and Gentlemen:

We have acted as special counsel to Fifth Third Holdings Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), in connection with the registration by the Company of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuer”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Issuer and an indenture trustee.

In that regard, we are generally familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement, the form of Receivables Sale Agreement, the form of Purchase Agreement, the form of Sale Agreement, the form of Servicing Agreement, the form of Interest Rate Swap Agreement, the form of Asset Representations Review Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of

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Mayer Brown, LLP

Fifth Third Holdings Funding, LLC

February 10, 2023

1939, as amended, (b) such Notes have been duly executed and issued by the related Issuer, authenticated by the indenture trustee and sold by the Company and (c) payment of the agreed consideration for such Notes shall have been received by the Issuer, such Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Mayer Brown, LLP

Fifth Third Holdings Funding, LLC

February 10, 2023

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP